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                                  EXHIBIT (21)

                              LIST OF SUBSIDIARIES



                                                  STATE OR OTHER JURISDICTION OF
NAME                                               INCORPORATION OR ORGANIZATION
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Dataforms, Inc.                                                        Wisconsin

Formcraft, Inc.                                                            Texas

Reyna Capital Corporation                                                   Ohio

Reynolds and Reynolds (Canada) Limited                                    Canada

     Crain-Drummond Inc.                                                  Canada

Reynolds Vehicle Registration, Inc.                                         Ohio



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